Corcept Therapeutics Announces Fourth Quarter and Full Year 2012 Financial Results

MENLO PARK, CA -- (Marketwire - March 07, 2013) - Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic and psychiatric disorders, today reported its financial results for the fourth quarter and full year ended December 31, 2012.

In April 2012, Corcept began offering its first product, Korlym™ (mifepristone) 300 mg Tablets, as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients who have type 2 diabetes mellitus or glucose intolerance and have failed surgery or are not candidates for surgery.

For the fourth quarter of 2012, Corcept recognized $1.4 million in net product revenue, after deducting associated government rebates, chargebacks and other allowances. For the full year 2012, Corcept reported net product revenue of $3.3 million. Cost of sales for the fourth quarter of 2012 and the full year 2012 were $19,000 and $91,000, respectively. Because we expensed product manufacturing costs prior to FDA approval, our cost of sales consisted primarily of stability testing and distribution costs.

Corcept reported a net loss of $11.1 million, or $0.11 per share, for the fourth quarter of 2012, compared to a net loss of $9.9 million, or $0.12 per share for the same period in 2011. For the fiscal year ended December 31, 2012, Corcept reported a net loss of $38.0 million, or $0.41 per share, compared to a net loss of $32.4 million, or $0.39 per share, for the full year 2011.

The net loss for the fourth quarter of 2012 included significant non-cash expenses of $2.2 million, compared to $1.0 million for the fourth quarter of 2011. For the full year 2012, the net loss included significant non-cash expenses of $7.0 million, as compared to $3.4 million for the full year of 2011. After adjusting for these non-cash expenses, the company's net loss on a non-GAAP basis was $9.0 million, or $0.09 per share, for the fourth quarter of 2012, compared to $8.9 million, or $0.11 per share, for the same period in 2011. For the fiscal year ended December 31, 2012, the non-GAAP net loss was $31.1 million, or $0.33 per share, compared to $28.9 million, or $0.35 per share, for the full year 2011. A reconciliation from U.S. GAAP net loss to non-GAAP net loss is included in this press release.

Corcept's cash balance as of December 31, 2012 was $93.0 million, as compared to $39.6 million at December 31, 2011, and included net proceeds of (i) $13.6 million from our March 2012 warrant exchange and other warrant and option exercises, (ii) $46.1 million from our July 2012 sale of common stock and (iii) $29.9 million from our August 2012 capped royalty financing transaction, less $36.0 million spent on operations during the year.

Operating expenses for the fourth quarter were $11.4 million, compared to $9.9 million for the fourth quarter of 2011. Operating expenses for the full year 2012 were $39.6 million, compared to $32.3 million for the same period in 2011.

  Selling, general and administrative (SG&A) expenses in the fourth quarter of 2012 were $6.5 million, compared to $3.3 million for the comparable period in 2011. SG&A expenses were $25.4 million for the full year 2012, compared to $11.3 million for the same period in 2011. The increases in both the fourth quarter and full year were primarily due to increased staffing, consultancy and other professional services costs related to the commercialization of Korlym.

  Research and development (R&D) expenses in the fourth quarter of 2012 were $4.9 million, compared to $6.6 million for the comparable period in 2011. The decrease was primarily due to a reduction in our product manufacturing expenses, which we began capitalizing as inventory following FDA approval. R&D expenses were $14.1 million for the full year 2012, compared to $21.0 million for the same period in 2011. The decrease was primarily due to (i) lower consultancy costs (ii) capitalization of product manufacturing costs as inventory after FDA approval and (iii) decreased clinical trial costs related to Cushing's syndrome. These decreases were partially offset by the cost of expanding our (i) phase 3 trial of mifepristone for the treatment of psychotic depression and (ii) discovery research for our next-generation selective GR-II antagonists.

Significant non-cash expenses included stock-based compensation of $1.0 million and $5.3 million for the fourth quarter and full year of 2012, respectively, as compared to $1.0 million and $3.4 million, respectively for the comparable periods of 2011. The full year 2012 stock-based compensation expense included $1.3 million related to performance-based stock options that vested in their entirety on the approval by the FDA of our New Drug Application for Korlym in February 2012. In addition, the net loss for the fourth quarter and full year of 2012 included $1.1 million and $1.7 million, respectively, attributable to accretion of interest expense on Corcept's capped royalty financing transaction, which we entered into in August 2012.

In 2013, Corcept plans to focus on both the commercialization of Korlym and the company's other strategic priorities -- enrolling a sufficient number of patients in our phase 3 study of mifepristone for the treatment of psychotic depression to perform a successful interim analysis, and advancing more of our next generation selective GR-II antagonists towards human use.

About Cushing's Syndrome

Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20 to 50. An estimated 10-15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome. Symptoms vary, but most people have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Korlym™

Korlym blocks the glucocorticoid receptor type II (GR-II) to which cortisol normally binds, thereby inhibiting the effects of excess cortisol in Cushing's syndrome patients. On April 10, 2012, Corcept made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness and the FDA has designated it as an Orphan Drug for that indication. Orphan Drug designation is a special status designed to encourage the development of medicines for rare diseases and conditions. Because Korlym is an Orphan Drug, Corcept will have marketing exclusivity for the approved indication in the United States until February 2019.

About Psychotic Depression

Psychotic depression is a serious psychiatric disorder that affects approximately three million people annually in the United States. It is more prevalent than either schizophrenia or bipolar I disorder. The disorder is characterized by severe depression accompanied by delusions, hallucinations or both. People with psychotic depression are approximately 70 times more likely to commit suicide than the general population and often require lengthy and expensive hospital stays. There is no FDA-approved treatment for psychotic depression.

About Corcept Therapeutics Incorporated

Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic and psychiatric disorders. Korlym, a first generation GR-II antagonist, is the company's first FDA-approved medication. The company has a phase 3 trial underway for mifepristone for treatment of the psychotic features of psychotic depression and a portfolio of selective GR-II antagonists that block the effects of cortisol but not progesterone. It owns extensive intellectual property covering the use of GR-II antagonists, including mifepristone, in the treatment of a wide variety of metabolic and psychiatric disorders. It also holds composition of matter patents for its selective GR-II antagonists.

Non-GAAP Measures of Net Loss

To supplement Corcept's financial results presented on a GAAP basis, we use non-GAAP measures of net loss that exclude significant non-cash expenses related to stock-based compensation expense and the accretion of interest expense under our capped royalty financing transaction. We believe that this non-GAAP measure of net loss helps investors better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measure of net loss we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this news release, other than statements of historical fact, are forward-looking statements, including statements relating to the company's 2013 objectives. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements, including the pace of Korlym's acceptance by physicians and patients, the pace of enrollment in or the outcome of the company's phase 3 trial of mifepristone for the treatment of psychotic depression, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug Designation or by Corcept's other intellectual property rights, or the cost, pace and success of Corcept's product development efforts, including its ability to advance its next-generation GR-II antagonists towards human use. These and other risks are set forth in the company's SEC filings, all of which are available from the company's website (http://www.corcept.com) or from the SEC's website (http://www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this news release.

                      CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                               (in thousands)

                                                 December 31,   December 31,
                                                     2012           2011
                                                -------------  -------------
                                                 (Unaudited)       (Note)

ASSETS:
  Cash and cash equivalents                     $      93,032  $      39,635
  Trade receivables, net                                  557              -
  Inventory                                             4,663              -
  Other assets                                            914            198
                                                -------------  -------------
    Total assets                                $      99,166  $      39,833
                                                =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                              $       3,804  $       3,611
  Deferred revenue                                         16              -
  Long-term obligation                                 31,680              -
  Other liabilities                                     1,889          1,415
  Stockholders' equity                                 61,777         34,807
                                                -------------  -------------
    Total liabilities and stockholders' equity  $      99,166  $      39,833
                                                =============  =============

Note: Derived from audited financial statements at that date.

                     CORCEPT THERAPEUTICS INCORPORATED
                     CONDENSED STATEMENTS OF OPERATIONS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended        Year Ended
                                     December 31,          December 31,
                                 --------------------  --------------------

                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------

Revenues:
  Product sales, net             $   1,377  $       -  $   3,307  $       -

Operating expenses:
  Cost of sales                         19          -         91          -
  Research and development           4,856      6,645     14,074     21,001
  Selling, general and
   administrative                    6,482      3,283     25,414     11,331
                                 ---------  ---------  ---------  ---------
    Total operating expenses        11,357      9,928     39,579     32,332
                                 ---------  ---------  ---------  ---------
Loss from operations                (9,980)    (9,928)   (36,272)   (32,332)

Interest and other income, net           -          1          -          3
Interest and other expense          (1,144)        (9)    (1,776)       (25)
                                 ---------  ---------  ---------  ---------
    Net loss                     $ (11,124) $  (9,936) $ (38,048) $ (32,354)
                                 =========  =========  =========  =========

Basic and diluted net loss per
 share                           $   (0.11) $   (0.12) $   (0.41) $   (0.39)
                                 =========  =========  =========  =========

Shares used in computing basic
 and diluted net loss per share     99,796     84,225     93,015     83,309
                                 =========  =========  =========  =========

                     CORCEPT THERAPEUTICS INCORPORATED
                RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended        Year Ended
                                     December 31,          December 31,
                                 --------------------  --------------------

                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------

GAAP net loss                    $ (11,124) $  (9,936) $ (38,048) $ (32,354)

Significant non-cash expenses:
  Stock-based compensation
    Research and development           130        114        546        547
    Selling, general and
     administrative                    916        918      4,764      2,888
                                 ---------  ---------  ---------  ---------
      Total stock-based
       compensation                  1,046      1,032      5,310      3,435
                                 ---------  ---------  ---------  ---------
  Accretion of interest expense
   related to long-term
   obligation                        1,105          -      1,680          -
                                 ---------  ---------  ---------  ---------
    Non-GAAP net loss            $  (8,973) $  (8,904) $ (31,058) $ (28,919)
                                 =========  =========  =========  =========

GAAP basic and diluted net loss
 per share                       $   (0.11) $   (0.12) $   (0.41) $   (0.39)
                                 =========  =========  =========  =========

Non-GAAP basic and diluted net
 loss per share as adjusted for
 significant non-cash expenses   $   (0.09) $   (0.11) $   (0.33) $   (0.35)
                                 =========  =========  =========  =========

Shares used in computing basic
 and diluted net loss per share     99,796     84,225     93,015     83,309
                                 =========  =========  =========  =========

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com